Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-216316 on Form S-3 of our reports dated March 1, 2018, relating to the consolidated and combined financial statements of Babcock & Wilcox Enterprises, Inc., (which report expresses an unqualified opinion and includes an explanatory paragraph related to the completion of the spin-off of the Company effective June 30, 2015 by The Babcock and Wilcox Company and an explanatory paragraph related to the Company’s ability to continue as a going concern) and the effectiveness of Babcock & Wilcox Enterprises, Inc.’s internal control over financial reporting appearing in the Annual Report on Form 10-K of Babcock & Wilcox Enterprises, Inc. for the year ended December 31, 2017, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.
/S/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina
March 5, 2018